Calculation of Filing Fee Tables
S-3
Antero Midstream Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)		$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees to be Paid	2	Equity	Preferred Stock	457(r)		$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees to be Paid	3	Debt	Debt Securities	457(r)		$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Other	Warrants	457(r)		$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees to be Paid	5	Other	Depositary Shares	457(r)		$ 0.00	$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Common Stock	415(a)(6)	144,033,190					S-3	333-263651	03/17/2022	$ 132,247.00
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee for all securities that may be offered in primary offerings by the registrant. 1.b. There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants and depositary shares as may from time to time be offered hereunder at indeterminate prices. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities of Antero Midstream Corporation (the "Registrant") as may be issued upon conversion of or exchange for preferred stock or debt securities, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for any of these securities. 1.c. The proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note 1.

[5]	See offering note 1.

[6]	6.a. Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction. 6.b. In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement carries over, as of the date of filing of this Registration Statement, 144,033,190 shares of common stock previously registered under the Registrant's registration statement on Form S-3 (File No. 333-263651) (which we refer to as the "Prior Registration Statement"), which was filed with the SEC and became automatically effective on March 17, 2022, which shares remain unsold under the Prior Registration Statement (which we refer to as the "Previously Registered Unsold Securities"). In connection with the registration of the offering and sale of the Previously Registered Unsold Securities under the Prior Registration Statement, the Registrant previously paid the applicable registration fee (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) (which we refer to as the "Previously Paid Registration Fee"), which will continue to be applied to the Previously Registered Unsold Securities, and the Registrant hereby offsets any registration fee that may be due under this Registration Statement by the amount of the Previously Paid Registration Fee relating to the Previously Registered Unsold Securities. Accordingly, no registration fee is due upon the filing of this Registration Statement. 6.c. The proposed maximum offering price per share of common stock will be determined by the selling stockholders from time to time in connection with, and at the time of, the sale by a selling stockholder of such securities.